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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):       February 5, 1996

                               EMCOR GROUP, INC.
            (Exact name of registrant as specified in its charter)

    Delaware                     0-2315                      11-2125338
(State or other               (Commission                  (I.R.S. Employer
 jurisdiction                 File Number)                Identification No.)
of incorporation)

         101 Merritt Seven, Norwalk, CT                 06851
     (Address of principal executive offices)        (Zip Code)

Registrant's Telephone Number (including area code)       (203) 849-7800

                                      N/A
         (Former name or former address, if changed since last report)

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Item 5. Other Events

     On February 5, 1996, EMCOR Group, Inc. (the "Registrant") mailed to holders of (x) its 7% Senior Secured Notes, Seriers A, due 1997 ("Series A Notes"), issued under an Indenture (the "Series A Indenture") dated as of December 15, 1994 among the Registrant, its subsidiaries MES Holdings Corporation and SellCo Corporation, as Guarantors, and IBJ Schroder Bank & Trust Company, as Trustee, and (y) its 11% Series C Notes, due 2001 ("Series C Notes"), issued under an Indenture dated as of December 15, 1994, as amended by a First Supplemental Indenture dated as of June 28, 1995 (collectively, the Series C Indenture), among the Registrant, its subsidiary MES Holdings Corporation, as Guarantor, and Fleet National Bank of Connecticut (successor in interest to Shawmut Bank Connection, National Association) Consent Solicitation Statements soliciting the consents of the holders of such notes to certain proposed amendments.

     As discussed in more detail in the respective Consent Solicitation Statements under "The Proposed Amendments and Background and Purpose Thereof", the proposed amendments will (i) reduce the ratio required to be maintained by the Registrant and certain of its subsidiaries under a Consolidated Fixed Charge Coverage Ratio covenant (as defined in the Indentures) contained in each of the Indentures and (ii) exclude from the interest component of that calculation certain non-cash interest payments which are payable by the issuance of additional Series A Notes and Series C Notes. See the copies of the Consent Solicitation Statements which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference thereto.

     Consent of holders of a majority in aggregate principal amount of the outstanding Series A Notes and Series C Notes are required to approve the proposed amendments to the Series A Indenture and the Seriers C Indenture, respectively.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

         99.1  Consent Solicitation Statement for Holders of Series A Notes.

         99.2  Consent Solicitation Statement for Holders of Series C Notes.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        EMCOR GROUP, INC.

                                        By: /s/ Frank T. MacInnis
                                            Frank T. MacInnis
                                            Chairman, President and
                                            Chief Exceutive Officer
Dated: February 5, 1996